SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 8, 2002

FUELCELL ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14204	06-0853042

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Great Pasture Road, Danbury, Connecticut	06813

(Address of principal executive offices)	(Zip Code)

(203) 825-6000

(Registrant's telephone number, including area code)

ITEM 5.  OTHER EVENTS.

           FuelCell Energy, Inc. (NasdaqNM: FCEL), and CMS Viron Energy Services, a subsidiary of CMS Energy (NYSE:CMS), have entered into a market development agreement to jointly pursue fuel cell projects in the State of California. Under the agreement, FuelCell Energy, Inc. and CMS Viron Energy Services will jointly market and sell DirectFuel Cell® power plants (DFC300, DFC1500 and DFC3000 with introductory ratings of 250 kilowatts, 1 megawatt and 2 megawatts, respectively) and will jointly perform project, customer and site development, system integration, permitting and project financing for those plants.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUELCELL ENERGY, INC.

Date: January 8, 2002	By: /s/ Joseph G. Mahler
Joseph G. Mahler
Chief Financial Officer